EXHIBIT 10.2

FIRST Amendment

to

2021 CONTINGENT CONVERTIBLE DEBT AGREEMENT

This First Amendment to 2021 Contingent Convertible Debt Agreement (this “Amendment”) is entered into this 26th day of April, 2022, by and among (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, a California corporation, as a lender, (c) SVB Innovation Credit Fund VIII, L.P., a Delaware limited partnership (“SVB Innovation Fund”), as a lender (SVB and SVB Innovation Fund and each of the other “ Lenders”  from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), and (d) ACHIEVE LIFE SCIENCES, INC., a Delaware corporation (“Borrower”).

Recitals

A.Borrower, Agent and the Lenders have entered into that certain 2021 Contingent Convertible Debt Agreement dated as of December 22, 2021 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.The Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that the Lenders amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.The Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 3.3 (Termination).  Section 3.3 is amended by inserting the following to appear as the final sentence thereof:

“Agent’s Lien in the assets of Borrower securing the Obligations of Borrower to Lenders under this Agreement shall be junior and subordinated to SVB’s security interest in the assets of Borrower securing the Obligations of Borrower to SVB under the Senior Loan Agreement.”

2.2Section 5.15 (Financial Covenants).  The Loan Agreement is amended by inserting the following new Section 5.15 to appear immediately following Section 5.14 thereof:

“5.15Financial Covenants.

(a)Upon and after Bank (as such term is defined in the Senior Loan Agreement) making a Term Loan Advance (as such term is defined in the Senior Loan Agreement) under the Senior Loan Agreement (but prior to the Alternate Testing Period), Borrower shall maintain at all times, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25:1.0.

(b)During the Alternate Testing Period, Borrower shall maintain at all times, to be tested as of the last day of each month, either (i) a Liquidity Ratio of at least 1.25:1.0 or (ii) a minimum market capitalization of at least $250,000,000.00, determined based upon the daily closing price for each trading day in Agent’s and each Lender’s sole and absolute discretion.”

2.3Section 7.15 (Senior Loan Agreement).  The Loan Agreement is amended by inserting the following new Section 7.15 to appear immediately following Section 7.14 thereof:

“7.15Senior Loan Agreement. The occurrence of an Event of Default (as defined in the Senior Loan Agreement) under the Senior Loan Agreement.”

2.4Section 13.2 (Definitions).  The following term and its respective definition set forth in Section 13.2 is amended in its entirety and replaced with the following:

““Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Senior Loan Documents, the Perfection Certificate, Control Agreements, each Disbursement Letter, the Registration Rights Agreement, the Subordination Agreement, the Lender Intercreditor Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Agent and the Lenders in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof and the Lender Intercreditor Agreement.”

2.5Section 13.2 (Definitions).  The definition of “Permitted Indebtedness” appear in Section 13.2 thereof is amended by (i) deleting the “and” at the end of clause (j) thereof, (ii) deleting the “.” at the end of clause (k) thereof and replacing it with “; and”, and (iii) inserting the following new clause (l) thereof:

“(l)Indebtedness in connection with the Senior Loan Agreement.”

2.6Section 13.2 (Definitions).  The definition of “Permitted Indebtedness” appear in Section 13.2 thereof is amended by (i) deleting the “and” at the end of clause (o) thereof, (ii) deleting the “.” at the end of clause (p) thereof and replacing it with “; and”, and (iii) inserting the following new clause (q) thereof:

“(q)Liens in connection with the Senior Loan Agreement.”

2.7Section 13.2 (Definitions).  The following new terms and their respective definitions are hereby inserted to appear alphabetically in Section 13.2 thereof:

““Alternate Testing Period” means the period of time commencing upon the occurrence of each of the following: (i) Bank (as such term is defined in the Senior Loan Agreement) making the initial Term Loan Advance (as such term is defined in the Senior Loan Agreement) under the Senior Loan Agreement, (ii) the occurrence of the Equity Event, and (iii) Borrower’s request in writing to Agent to opt into the market capitalization financial covenant in Section 5.15(b)(ii).”

““Equity Event” means Borrower has provided Agent with evidence satisfactory to Agent and each Lender in their sole and absolute discretion, that Borrower has received, after the First Amendment Effective Date, unrestricted and unencumbered net cash proceeds from the issuance and sale of its equity securities to investors satisfactory to Agent and each Lender in an aggregate amount of at least $30,000,000.00.”

““First Amendment Effective Date” is April 26, 2022.”

““Liquidity Ratio” means the ratio of (a) Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained at SVB or SVB’s Affiliates to (b) all outstanding Obligations under this Agreement and the Senior Loan Agreement.”

““Senior Loan Agreement” means that certain Loan and Security Agreement by and between Borrower and SVB dated as of April 26, 2022 (as the same may be amended, modified, supplemented and/or restated from time to time).”

““Senior Loan Documents” are, collectively, the Senior Loan Agreement and the Loan Documents as defined therein, all as amended, extended or restated from time to time.”

““Subordination Agreement” means that certain Subordination Agreement by and among SVB, Bank (as such term is defined in the Senior Loan Agreement), and the Lenders dated as the Effective Date (as the same may from time to time be amended, modified, supplemented and/or restated).”

2.8Exhibit A (Compliance Statement).  The Compliance Statement appearing as Exhibit A to the Loan Agreement is amended in its entirety and replaced with the

Compliance Statement on Schedule 1 attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Updated Perfection Certificate.  Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of the date hereof, which such Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate of Borrower dated as of December 22, 2021.  Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” with respect to shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Agent of this Amendment by each party hereto and (b) Borrower’s payment to Agent of Agent’s and the Lenders’ legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER: ACHIEVE LIFE SCIENCES, INC. By: /s/ John Bencich Name: John Bencich Title: Chief Executive Officer
AGENT: SILICON VALLEY BANK, as Agent By: /s/ Peter Sletteland Name: Peter Sletteland Title: Director
LENDERS: SILICON VALLEY BANK By: /s/ Peter Sletteland Name: Peter Sletteland Title: Director

SVB INNOVATION CREDIT FUND VIII, L.P.

By:   SVB Innovation Credit Partners VIII, LLC, a

Delaware limited liability company, its General Partner

By:  /s/ Ryan Grammer

Name: Ryan Grammer

Title:  Senior Managing Director